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                                  EXHIBIT 5


                       B A S S,  B E R R Y  &  S I M S
                               ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                TELECOPIER (423) 521-6234




                               February 14, 1996



Marsh Supermarkets, Inc.
9800 Crosspoint Boulevard
Indianapolis, Indiana  46256-3350

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Marsh Supermarkets, Inc., an Indiana corporation (the "Company"), in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1991 Employee Stock Incentive Plan, as amended (the "Plan"), filed by the Company with the Securities and Exchange Commission covering 750,000 shares of Class A Common Stock or Class B Common Stock, without par value (the "Common Stock"), of the Company issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Class A Common Stock or Class B Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                   Sincerely,

                                                   /s/ Bass, Berry & Sims